Exhibit 99.1

NEWS RELEASE
For further information:

The Manitowoc Company, Inc.	Carl J. Laurino	Steven C. Khail
P. O. Box 66 • Manitowoc WI 54221-0066	Senior Vice President	Director of Investor Relations
Telephone: 920-684-4410 • Telefax: 920-652-9775	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1720	Direct Dial: 920-652-1713

Manitowoc Completes Sale of Enodis Ice Machine Business

MANITOWOC, Wis. — May 15, 2009 — The Manitowoc Company, Inc. (NYSE: MTW) today completed the previously announced agreement to sell the Enodis ice machine operations to affiliates of certain funds managed by Warburg Pincus LLC for $160 million.

This business has been sold to satisfy regulatory conditions of various jurisdictions, including the U.S. and Europe, related to the Enodis acquisition that was completed on October 27, 2008.

The company intends to use the after-tax net proceeds of approximately $150 million to reduce a portion of the debt incurred in November 2008 to fund the Enodis acquisition. Specifically, the proceeds will be applied primarily to reduce the $181.5 million remaining on Term Loan “X” that matures in April of 2010. It is anticipated that the remaining portion of Term Loan X will be retired later this year using cash flow from operations.

Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. served as financial advisors to Manitowoc on this transaction.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equip-ment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   These statements are based on the current expectations of the management of the company and are subject to un-certainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates” and words of similar import.  By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and un-certainties because they relate to events and depend on circumstances that will occur in the future.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results and developments to differ materially include, among others:

•                  the final net purchase price of the transaction, after all adjustments, taxes, fees and expenses;

•                  the basis and book value of the businesses being sold;

•                  unanticipated changes in revenues, costs, margins, results from operations, and capital expenditures;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated issues associated with the company’s existing debt and in obtaining covenant relief, if necessary; and,

•                  risks and other factors cited in the company’s  filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made.  Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

For More Information:

Carl J. Laurino

Senior Vice President & Chief Financial Officer

920-652-1720